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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 29, 2001


                            JANEX INTERNATIONAL, INC.
          ------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


      Colorado                        0-17927                  84-1034251
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  (State or Other                   (Commission              (I.R.S. Employer
   Jurisdiction                     File Number)            Identification No.)
 of Incorporation)


1609 Fourth Street, Berkeley, CA                                94710-1708
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code            (510) 524-7400
                                                    ---------------------------


--------------------------------------------------------------------------------
     (Former Name or Former Address, If Changed Since Last Report)


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ITEM 2.  ACQUISITION OF ASSETS

         On May 29, 2001, the Registrant, through its wholly-owned subsidiary ("Newco"), acquired certain assets of Futech Interactive Products, Inc., an Arizona corporation ("Futech"), by virtue of an asset purchase ("Purchase"). Futech had previously filed for protection from creditors under Chapter 11 of the United States Bankruptcy Code. The United States Bankruptcy Court handling the Futech bankruptcy proceeding approved the Registrant's purchase of certain Futech assets. The acquired assets of Futech consist of, among other things, accounts receivable, physical inventory, furniture and fixtures, and customer lists.

         The Purchase consideration paid by the Registrant consisted of: (i) an aggregate of approximately 22 million shares of Janex common stock; (ii) the assumption of an aggregate of approximately $3 million of indebtedness; and
(iii) the payment of approximately $150,000 in cash. The shares of common stock are issuable within approximately 150 days.

         $2,000,000 of the $3,000,000 of indebtedness assumed by the Registrant is to be personally guaranteed by Vincent Goett, the Registrant's Chairman/CEO. The $150,000 paid to/on behalf of Futech by the Registrant in connection with the closing of the Purchase was loaned to the Registrant by Palmilla Ventures Limited Partnership, a limited partnership controlled by Vincent Goett, the Registrant's Chairman.

         The determination of the amount of consideration paid by the Registrant in connection with the Purchase was the result of arm's-length negotiations between the Registrant and Futech, based upon the Registrant and Futech's evaluation of the fair market value of the acquired assets. The Purchase transaction was approved by the United States Bankruptcy Court handling the Futech bankruptcy proceeding.

         The physical assets acquired by the Registrant were used by Futech in connection with its toy product business, which includes the design, manufacture and distribution of such products. Those Products include interactive books, toys, games, educational products and stationary. The Registrant intends to continue such use of the physical assets acquired.

         Prior to the Purchase, Vincent W. Goett, then the Registrant's Chairman of the Board and a significant shareholder of the Registrant, was interim Chief Executive Officer and a significant shareholder of Futech.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. It is impracticable at this time for the Registrant to file the required financial statements with respect to the business acquisition described in Item 2 of this Form 8-K. The required financial statements will be filed not later than sixty (60) days from the date this report is filed.

         (b) EXHIBIT.

                  Exhibit No.         Description of Exhibit

                       2              Agreement for Purchase and Sale of Assets


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 Janex International, Inc.
                                                 -------------------------
                                                 (Registrant)


Date:  June 12, 2001                             /s/ Daniel Lesnick
                                                 --------------------------
                                                 Daniel Lesnick
                                                 (Executive Vice President)


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                                  EXHIBIT INDEX


EXHIBIT NO.         DESCRIPTION OF EXHIBIT

    2               Agreement for Purchase and Sale of Assets